                                                                  EXECUTION COPY

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                              LORAL SATELLITE, INC.

                        ---------------------------------

                                  $500,000,000

                                CREDIT AGREEMENT

                        ---------------------------------

                                November 17, 2000

                        ---------------------------------

                            BANK OF AMERICA, NATIONAL

                                  ASSOCIATION,
                             as Administrative Agent


                         BANK OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager



                        CREDIT LYONNAIS NEW YORK BRANCH,
                              as Syndication Agent


                         LEHMAN COMMERCIAL PAPER, INC.,
                             as Documentation Agent



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


                                TABLE OF CONTENTS

                                                                                                                             PAGE

SECTION 1.           DEFINITIONS...............................................................................................1
           1.1       Defined Terms.............................................................................................1
           1.2       Other Definitional Provisions............................................................................18

SECTION 2.           AMOUNT AND TERMS OF COMMITMENTS..........................................................................19
           2.1       Term Commitments.........................................................................................19
           2.2       Procedure for Initial Term Loan Interest Election........................................................19
           2.3       Repayment of Term Loans..................................................................................19
           2.4       Revolving Credit Commitments.............................................................................19
           2.5       Procedure for Revolving Credit Borrowing.................................................................20
           2.6       Repayment of Loans; Evidence of Debt.....................................................................20
           2.7       Commitment Fees..........................................................................................22
           2.8       Optional Termination or Reduction of Commitments.........................................................22
           2.9       Optional and Mandatory Prepayments; Mandatory Commitment Reductions......................................22
           2.10      Conversion and Continuation Options......................................................................24
           2.11      Minimum Amounts of Eurodollar Tranches...................................................................25
           2.12      Interest Rates and Payment Dates.........................................................................25
           2.13      Computation of Interest and Fees.........................................................................26
           2.14      Inability to Determine Interest Rate.....................................................................26
           2.15      Pro Rata Treatment and Payments..........................................................................27
           2.16      Illegality...............................................................................................28
           2.17      Other Costs; Increased Costs.............................................................................28
           2.18      Taxes....................................................................................................30
           2.19      Indemnity................................................................................................31
           2.20      Purpose..................................................................................................32

SECTION 3.           REPRESENTATIONS AND WARRANTIES...........................................................................32
           3.1       Financial Condition......................................................................................32
           3.2       No Change................................................................................................32
           3.3       Existence; Compliance with Law...........................................................................32
           3.4       Corporate Power; Authorization; Enforceable Obligations..................................................33
           3.5       No Legal Bar.............................................................................................33
           3.6       No Material Litigation...................................................................................33
           3.7       No Default...............................................................................................33
           3.8       Ownership of Property; Liens.............................................................................33
           3.9       Taxes....................................................................................................34
           3.10      Federal Regulations......................................................................................34
           3.11      ERISA....................................................................................................34
           3.12      Investment Company Act; Other Regulations................................................................34
           3.13      Subsidiaries.............................................................................................35
           3.14      Environmental Matters....................................................................................35
           3.15      Full Disclosure..........................................................................................35

           3.16      Chief Executive Office...................................................................................36
           3.17      Equipment, Ground Stations and Satellite Construction Sites..............................................36
           3.18      Satellite Orbit..........................................................................................36
           3.19      Loral SatCom Ltd.........................................................................................36

SECTION 4.           CONDITIONS PRECEDENT.....................................................................................36
           4.1       Conditions to all Loans..................................................................................36

SECTION 5.           AFFIRMATIVE COVENANTS....................................................................................36
           5.1       Financial Statements.....................................................................................37
           5.2       Certificates; Other Information..........................................................................37
           5.3       Payment of Obligations...................................................................................38
           5.4       Conduct of Business and Maintenance of Existence.........................................................38
           5.5       Maintenance of Property; Insurance.......................................................................38
           5.6       Inspection of Property; Books and Records; Discussions...................................................39
           5.7       Notices..................................................................................................39
           5.8       Environmental Laws.......................................................................................40
           5.9       Appraisals...............................................................................................40
           5.10      Cash Collateral Accounts.................................................................................40
           5.11      Payments under Intercompany Notes........................................................................41
           5.12      In Orbit Failures........................................................................................41
           5.13      Launch Failures..........................................................................................41
           5.14      Preservation of Separate Corporate Existence of the Borrower.............................................42
           5.15      Collateral Coverage Ratio................................................................................42
           5.16      Transponders Lease Agreements............................................................................43
           5.17      New Subsidiaries; Further Security and Guarantees........................................................43

SECTION 6.           NEGATIVE COVENANTS.......................................................................................43
           6.1       Maintenance of Consolidated Net Worth....................................................................43
           6.2       Indebtedness.............................................................................................45
           6.3       Limitation on Liens......................................................................................45
           6.4       Limitation on Fundamental Changes........................................................................45
           6.5       Limitation on Sale of Assets.............................................................................45
           6.6       Limitation on Restricted Payments........................................................................46
           6.7       Limitation on Investments and Capital Expenditures.......................................................47
           6.8       Affiliates...............................................................................................47
           6.9       Negative Pledge Clauses..................................................................................48
           6.10      Changes in Fiscal Periods................................................................................48
           6.11      Lines of Business........................................................................................48
           6.12      Dividend and Other Payment Restrictions Affecting Subsidiaries...........................................48
           6.13      Amendments to Certain Documents..........................................................................49
           6.14      Loss Payee...............................................................................................49
           6.15      Changes in Locations.....................................................................................49
           6.16      Optional Payments and Modifications of Subordinated Debt.................................................50
           6.17      Loral SatCom Ltd.........................................................................................50

SECTION 7.           EVENTS OF DEFAULT........................................................................................50


SECTION 8.           THE ADMINISTRATIVE AGENT.................................................................................52
           8.1       Appointment..............................................................................................52
           8.2       Delegation of Duties.....................................................................................53
           8.3       Exculpatory Provisions...................................................................................53
           8.4       Reliance by the Administrative Agent.....................................................................53
           8.5       Notice of Default........................................................................................54
           8.6       Non-Reliance on the Administrative Agent and Other Lenders...............................................54
           8.7       Indemnification..........................................................................................54
           8.8       The Administrative Agent in Its Individual Capacity......................................................55
           8.9       Successor Administrative Agent...........................................................................55
           8.10      Syndication Agent........................................................................................55

SECTION 9.           MISCELLANEOUS............................................................................................56
           9.1       Amendments and Waivers...................................................................................56
           9.2       Notices..................................................................................................56
           9.3       No Waiver; Cumulative Remedies...........................................................................57
           9.4       Survival of Representations and Warranties...............................................................58
           9.5       Payment of Expenses and Taxes............................................................................58
           9.6       Successors and Assigns; Participations; Purchasing Lenders...............................................58
           9.7       Adjustments; Set-off.....................................................................................61
           9.8       Severability.............................................................................................62
           9.9       Counterparts.............................................................................................62
           9.10      GOVERNING LAW............................................................................................62
           9.11      Submission To Jurisdiction; Waivers......................................................................62
           9.12      WAIVERS OF JURY TRIAL....................................................................................62
           9.13      Integration..............................................................................................63
           9.14      Confidentiality..........................................................................................63

Schedules:
SCHEDULE I                     Notices
SCHEDULE 1.1(a)      -         Commitments
SCHEDULE 3.4         -         Consents
SCHEDULE 3.16        -         Chief Executive Office
SCHEDULE 3.17        -         Locations of Equipment, Ground Stations and Satellite Construction Sites
SCHEDULE 6.2(a)      -         Indebtedness
SCHEDULE 6.8         -         Transactions with Affiliates

Exhibits:

EXHIBIT A -1         -         Form of Revolving Note
EXHIBIT A-2          -         Form of Term Note
EXHIBIT B-1-         -         Form of Opinion of Willkie Farr & Gallagher
EXHIBIT B-2-         -         Form of Opinion of General Counsel of the Parent and Borrower
EXHIBIT B-3-         -         Form of Opinion of Bermuda Counsel

EXHIBIT B-4-         -         Form of Opinion of Pennsylvania Counsel
EXHIBIT C-1-         -         Form of Closing Certificate - Borrower
EXHIBIT C-2-         -         Form of Closing Certificate - Other Loan Parties
EXHIBIT D  -         -         Form of Commitment Transfer Supplement
EXHIBIT E  -         -         Form of Loral Guarantee
EXHIBIT F  -         -         Form of Subsidiary Guarantee
EXHIBIT G  -         -         Form of Amended and Restated Collateral Agency Agreement
EXHIBIT H  -         -         Form of Exemption Certificate
EXHIBIT I  -         -         Form of Amended and Restated LSCC Pledge Agreement
EXHIBIT J  -         -         Form of Amended and Restated Cash Collateral Agreement
EXHIBIT K  -         -         Form of Master Lease Agreement
EXHIBIT L  -         -         Form of Availability Agreement
EXHIBIT M  -         -         Form of Amended and Restated Termination Agreement
EXHIBIT N  -         -         Form of TT&C Agreement
EXHIBIT O  -         -         Form of Amended and Restated Collateral Agreement
EXHIBIT P  -         -         Form of Intercompany Note

              CREDIT AGREEMENT, dated as of November 17, 2000 among LORAL SATELLITE, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender"), and BANK OF AMERICA, NATIONAL ASSOCIATION, a national banking association ("Bank of America"), as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent"), Bank of America Securities LLC, as sole lead arranger and sole book manager, Credit Lyonnais New York Branch, as syndication agent, and Lehman Commercial Paper, Inc. as documentation agent.


                              W I T N E S S E T H :


              WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Assignment, Amendment and Release Agreement, dated as of November 17, 2000 (the "Assignment Agreement"), among the Borrower, the Lenders, Loral SatCom Ltd., a Bermuda company ("SatCom"), Loral Space & Communications Ltd., a Bermuda company (together with its successors and assigns, "Loral"), Loral Space & Communications Corporation, a Delaware corporation (together with its successors and assigns, "LSCC"), Globalstar, L.P., a Delaware limited partnership (together with its successors and assigns, "Globalstar"), and the Administrative Agent, pursuant to which the Lenders have agreed, subject to the terms and conditions set forth therein, to assign to the Borrower their rights under the Credit Agreement, dated as of August 5, 1999 (as amended, the "Globalstar Credit Agreement"), among Globalstar, the Lenders and Bank of America, as administrative agent, and as consideration therefor, the Borrower has agreed to enter into this Agreement and to repay Term Loans and Revolving Loans in an aggregate principal amount of $500,000,000 deemed to be incurred under this Agreement on the Effective Date in accordance with the terms hereof; and

              WHEREAS, it is a condition precedent to the effectiveness of the Assignment Agreement that this Agreement shall have been executed and delivered by the Borrower, the Lenders and the Administrative Agent;

              NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            SECTION 1. DEFINITIONS

              1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

              "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
       "Reference Rate" shall mean the rate of interest per annum publicly announced from time to time by Bank of America as its reference rate (the Reference Rate not being intended to be the lowest rate of interest charged by Bank of America in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

              "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

              "Acceptable Collateral": assets of the Borrower which are acceptable to the Administrative Agent and all the Lenders in their sole discretion.

              "Accepting Term Lenders": as defined in subsection 2.9(f).

              "Additional Globalstar Loans": as defined in subsection 2.9(b).

              "Affiliate": with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" any other Person which possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

              "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time.

              "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                    ABR Loans                  Eurodollar Loans
                                    ---------                  ----------------
           Revolving Loans            2.25%                         3.25%
           Term Loans                 2.75%                         3.75%

              "Appraised Value": as to any Satellite, the value of such Satellite as determined from time to time by an Approved Appraiser. The Appraised Value of any Satellite determined after the Effective Date shall be determined using the same valuation methods employed by an Approved Appraiser prior to the Effective Date, unless otherwise agreed by the Administrative Agent.

              "Approved Appraiser": Ascent, The Communications Center or any qualified third party appraiser reasonably acceptable to the Administrative Agent.

              "Arranger": Banc of America Securities LLC, in its capacity as arranger of the Commitments.

              "Ascent": Ascent Communications, Inc.

              "Assignment Agreement": as defined in the recitals to this Agreement.

              "Attributable Debt": with respect to a Sale and Leaseback Transaction, at the time of determination thereof, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

              "Availability Agreements": the collective reference to (a) the Availability Agreement, dated as of August 5, 1999, between the Borrower as successor to SatCom, the Borrower and Loral SpaceCom with respect to Telstar 6 (including the related FCC Licenses) and the Satellites, and
       (b) the Availability Agreement, dated as of November 2, 1999, between the Borrower as successor to SatCom, the Borrower and Loral SpaceCom with respect to Telstar 7 (including the related FCC Licenses), in each case as the same may be amended, supplemented or otherwise modified from time to time.

              "Available Revolving Commitment": as to any Revolving Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) the aggregate principal amount of such Lender's Revolving Loans then outstanding; collectively, as to all such Lenders, the "Available Revolving Commitments".

              "Bank of America": Bank of America, National Association, a national banking association.

              "Before Launch Appraised Value": as to any Satellite at any time, the higher of $350,000,000 or, in the event that such Satellite is then being constructed or the construction thereof has been completed, the Appraised Value thereof at such time.

              "Board of Directors": the board of directors of Loral.

              "Borrowing Date": any day specified by the Borrower in a notice pursuant to subsection 2.5 as a date on which the Borrower requests the Lenders to make Loans hereunder.

              "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

              "Cash Collateral": cash and/or Collateral Cash Equivalents held in the Loral Satellite Collateral Account pursuant to this Agreement.

              "Cash Collateral Agreement": the Amended and Restated Cash Collateral Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit J, as the same may be amended, supplemented or otherwise modified from time to time.

              "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any Lender or any domestic commercial bank having capital and surplus in excess of $500,000,000 the holding company of which has a commercial paper rating meeting the requirements specified in clause (iv) below having maturities of not more than twelve months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
       (i) and (ii) entered into with any Lender or bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within twelve months after the date of acquisition, (v) tax exempt obligations rated at least A2 or the equivalent thereof by Moody's and A or the equivalent thereof by S&P, (vi) money market mutual funds, (vii) commercial paper (other than commercial paper referred to in the preceding clause (iv)) rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's in an aggregate principal amount not in excess of 25% of the liquid assets of the Borrower and its consolidated Subsidiaries and in either case maturing within twelve months after the date of acquisition, (viii) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in (i) through (vii) above, and (ix) the Merrill Lynch Mercury Institutional Liquidity Fund PLC, and other funds with substantially similar investment policies as in effect on the date hereof.

              "Change of Control": an event or series of events as a result of which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares entitling the holder thereof to cast more than 35% of the votes for the election of directors of Loral, (ii) at any time, Continuing Directors do not constitute a majority of the Board of Directors, or (iii) at any time, Loral shall cease, directly or indirectly, to own all of the outstanding capital stock of the Borrower.

              "Code": the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral": all assets and property, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

              "Collateral Agency Agreement": the Amended and Restated Collateral Agency Agreement to be executed and delivered by the Collateral Agent, the Administrative Agent, the Borrower and LSCC, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

              "Collateral Agent": Bank of America, in its capacity as collateral agent under this Agreement and the Collateral Agency Agreement.

              "Collateral Agreement": the Amended and Restated Collateral Agreement to be executed and delivered by the Borrower, substantially in the term of Exhibit O, as the same may be amended, supplemented or otherwise modified from time to time.

              "Collateral Cash Equivalents": Cash Equivalents having a maturity of one year or less at the time of acquisition thereof.

              "Collateral Coverage Ratio": at any time, the ratio of (a) the Collateral Pool Value at such time to (b) the difference between (i) the aggregate principal amount of Loans then outstanding and (ii) the amount of Cash Collateral on the aggregate sum of balances (consisting of cash and Collateral Cash Equivalents) on deposit in the Loral Satellite Collateral Account.

              "Collateral Pool": as defined in the Collateral Agreement.

              "Collateral Pool Value": at any time, the sum of, without duplication, 90% of (i) the Appraised Value of any Orbiting Satellites, and (ii) in the event that (A) the Borrower has the right to construct a Replacement Satellite pursuant to subsection 5.12 and is constructing or has notified the Administrative Agent that it intends to so construct, a Replacement Satellite, (B) the Borrower has entered into or has notified the Administrative Agent that it intends to enter into a Satellite Contract with respect thereto, and (C) no Event of Default has occurred in respect of subsection 5.12, the Before Launch Appraised Value of such Replacement Satellite, in each case at the time of such determination; provided that the Appraised Value of any Orbiting Satellite shall be included in the Collateral Pool Value only if all of the outstanding Equity Interests of the owner of the transponders (other than those permitted to be transferred pursuant to subsection 6.5) on such Orbiting Satellite are pledged to the Collateral Agent as security for the Obligations pursuant to the Security Documents.

              "Commitment": as to any Lender, the Revolving Commitment and/or the Term Commitment of such Lender; collectively, as to all the Lenders, the "Commitments".

              "Commitment Fee": as defined in subsection 2.7.

              "Commitment Percentage": as to any Lender, (a) at any time prior to the termination of the Revolving Commitments, the percentage which (i) the sum (A) of such Lender's Revolving Commitment at such time, if any, plus (B) the aggregate outstanding principal amount of such Lender's Term Loans then constitutes of (ii) the sum of (A) the Revolving Commitments of all the Lenders at such time plus
       (B) the aggregate principal amount of Term Loans of all the Lenders then outstanding and (b) at any time after the termination of the Revolving Commitments, the percentage which (i) the aggregate outstanding principal amount of such Lender's Loans then constitutes of (ii) the aggregate outstanding principal amount of the Loans of all the Lenders.

              "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Exhibit D.

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

              "Consolidated EBITDA": for any period, the sum of the Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, the sum of (i) income tax expense, (ii) interest expense (exclusive of interest income), (iii) depreciation and amortization expense and any other non-cash charges, and (iv) any extraordinary losses (minus extraordinary gains), all as determined on a consolidated basis in accordance with GAAP; provided, that any loss relating to the occurrence of a Launch Failure, a Partial Failure or an In-Orbit Failure of a Satellite shall be deemed extraordinary.

              "Consolidated Net Income": for any period, the net income of the Borrower and its Subsidiaries, for such period, as determined on a consolidated basis in accordance with GAAP for such period.

              "Consolidated Net Worth": at any date, all amounts that would in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries under the stockholders' equity plus the outstanding amount of Subordinated Debt at such date. In computing Consolidated Net Worth, the principal amount of loans outstanding under the Globalstar Credit Agreement shall be valued at par, and any assignment or sale of any such loans (other than to a subsidiary) shall be disregarded and treated as if such assignment or sale had not occurred.

              "Constructive Failure": with respect to any Satellite, the occurrence of any event or circumstance (other than a Launch Failure or a Total Failure) which results in the payment of amounts under the insurance for such Satellite as if a Total Failure had occurred.

              "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations quantified in accordance with the last sentence of this definition (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the amount reasonably anticipated to be payable by the Borrower in respect of such Contingent Obligation as determined by the Borrower in good faith.

              "Continuing Director": the directors of Loral on the Effective Date and each other director, if, in each case, such other director's nomination for election to the Board of Directors is recommended by at least a majority of the then Continuing Directors.

              "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

              "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Disposition": with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms "Dispose" and "Disposed of" shall have correlative meanings.

              "Dollars" and "$": dollars in lawful currency of the United States of America.

              "Domestic Lending Office": initially, the office of each Lender designated as such in Schedule 1.1(a); thereafter, such other office of such Lender, if any, located within the United States which shall be making or maintaining ABR Loans.

              "Domestic Subsidiary": any Subsidiary organized under the laws of the United States or any State thereof.

              "Effective Date": as defined in the Assignment Agreement.

              "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

              "Equipment": all "equipment" as such term is defined in the New York UCC on the date hereof.

              "Equity Interests": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all partnership interests (general or limited) of a partnership, any and all equivalent ownership interests in a Person (other than a corporation or partnership) and any and all warrants or options to purchase any of the foregoing.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "Eurodollar Business Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

              "Eurodollar Cash Collateral": as defined in subsection 2.9(h).

              "Eurodollar Cash Collateral Account": as defined in subsection 2.9(h).

              "Eurodollar Lending Office": initially, the office of each Lender designated as such in Schedule 1.1(a); thereafter, such other office of such Lender, if any, which shall be making or maintaining Eurodollar Loans.

              "Eurodollar Loans": Loans hereunder at such time as they are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

              "Eurodollar Rate": with respect to each Eurodollar Loan during a specified Interest Period, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period, commencing on the first day of such Interest Period, appearing on Page 3750 of the Telerate Screen as of 11:00 A.M., London time, two Eurodollar Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Screen (or otherwise on such service), the "Eurodollar Rate" shall be the rate per annum equal to the rate at which Bank of America is offered Dollar deposits at or about 11:00 A.M., New York City time, two Eurodollar Business Days prior to the beginning of such Interest Period, in the interbank Eurodollar market where the Eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period, for a period equal to such Interest Period, and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

              "Eurodollar Tranche": the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

              "Event of Default": any of the events specified in Section 7; provided, that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

              "Excess Insurance Proceeds": as to any Satellite, (a) the excess of the amount of insurance proceeds received as a result of an In-Orbit Failure of such Satellite over the then replacement cost of such Satellite, provided that such excess proceeds shall not constitute Excess Insurance Proceeds unless the cost of the incremental increase in premiums for insurance policies resulting in such excess proceeds shall have been financed (whether at the time of purchase of such insurance or thereafter) by equity proceeds contributed by Loral and (b) to the extent that, following the occurrence of an In-Orbit Failure of such Satellite and prior to the receipt of insurance proceeds in respect thereof, Loral shall have made cash equity contributions to the Borrower to finance the construction of a Replacement Satellite pursuant to subsection 5.12(a), the excess of the amount of insurance proceeds received as a result of such In-Orbit Failure over the remaining construction cost of such Replacement Satellite (but in no event greater than the amount of such equity contributions).

              "Exchange Act": the Securities and Exchange Act of 1934, as amended.

              "Facility": each of (a) the Term Commitments and the Term Loans made thereunder (the "Term Facility"), and (b) the Revolving Commitments and the Revolving Loans made thereunder (the "Revolving Facility").

              "FCC": the Federal Communications Commission.

              "FCC Licenses": all licenses issued by the Federal Communications Commission with respect to any Satellite.

              "Financing Lease": (a) any lease of property, real or personal, the then present value of the minimum rental commitment thereunder of which should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries.

              "Foreign Subsidiary": any Subsidiary organized or incorporated outside the United States.

              "Funded Debt": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person (i) for borrowed money or (ii) for the deferred purchase price of property or services (excluding trade payables in the ordinary course of business and unearned orbital incentives) or (iii) which is evidenced by a note, bond, debenture or similar instrument, and (b) the capitalized portion of obligations under Financing Leases.

              "GAAP": generally accepted accounting principles in the United States of America in effect on the date hereof, provided that for purposes of preparation of the financial statements to be delivered pursuant to subsection 5.1, "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time.

              "Globalstar": as defined in the recitals to this Agreement.

              "Globalstar Credit Agreement": as defined in the recitals to this Agreement.

              "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Ground Stations": the collective reference to the ground control stations with respect to any Satellite.

              "Guarantees": the collective reference to the Loral Guarantee and the Subsidiary Guarantees.

              "Guarantor": any Person delivering a Guarantee pursuant to this Agreement.

              "Guarantor Obligations": as to any Guarantor, all obligations of such Guarantor under this Guarantee and the other Loan Documents.

              "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, and petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

              "Hedge Agreement": an interest rate swap, cap or collar agreement or similar arrangement dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

              "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) Funded Debt of such Person, (b) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person and (c) all indebtedness or other liabilities (excluding Liens permitted under subsection 6.3) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "In-Orbit Failure": with respect to any Satellite, the occurrence of a Total Failure or a Constructive Failure with respect to such Satellite.

              "Insolvency" or "Insolvent": at any particular time, the condition that a Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA.

              "Intellectual Property": as defined in subsection 3.9.

              "Intercompany Notes": any intercompany note evidencing intercompany loans made by the Borrower to Loral or to LSCC, substantially in the form of Exhibit P hereto.

              "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan and (b) as to any Eurodollar Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

              "Interest Period": with respect to any Eurodollar Loan:

                            (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                            (ii) thereafter, each period commencing on the last Business Day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that all of the foregoing provisions relating to Interest Periods are subject to the following:


                            (1) (if any Interest Period would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                            (2) the Borrower may not select an Interest Period for Loans under a particular Facility that would extend beyond the Revolving Termination Date, in the case of Revolving Loans, or beyond the date final payment is due on the Term Loans, in the case of Term Loans; and

                            (3) any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month.

              "Investment": as to any Person, any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, notes, debentures, ownership interests or other securities of, or other investment in, any other Person.

              "Launch Failure": with respect to any Satellite, any launch thereof which does not result in a Successful Launch of such Satellite.

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

              "Loan": any loan made by any Lender pursuant to this Agreement.

              "Loan Documents": this Agreement, the Assignment Agreement, any Notes, the Guarantees, the LSCC Pledge Agreement, the Collateral Agreement, the Collateral Agency Agreement, the Intercompany Notes and the Cash Collateral Agreement.

              "Loan Parties": the collective reference to the Borrower, each Subsidiary of the Borrower which is a party to a Loan Document, Loral and LSCC.

              "Loral": as defined in the recitals to this Agreement.

              "Loral Guarantee": the Guarantee to be executed and delivered by Loral, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

              "Loral Satellite Collateral Account": as defined in Section 5.10.

              "Loral SpaceCom": Loral SpaceCom Corporation, a Delaware corporation and its successors and assigns.

              "LSCC": as defined in the recitals to this Agreement.

              "LSCC Pledge Agreement": the Amended and Restated Pledge Agreement to be executed and delivered by LSCC, substantially in the form of
       Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.

              "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Loans outstanding under such Facility (or, in the case of the Revolving Facility, prior to the termination of the Revolving Commitments, the holders of more than 50% of the Revolving Commitments).

              "Majority Lenders": at any date, Lenders whose Commitment Percentages aggregate more than 50%.

              "Mandatory Prepayment Date": as defined in subsection 2.9(f).

              "Master Lease Agreement": as defined in subsection 5.16.

              "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, or Loral and its Subsidiaries, taken as a whole, (b) the ability of the Borrower or any Guarantor to perform its obligations under this Agreement, the Guarantee or any other Loan Document or (c) the validity or enforceability of any of the Loan Documents or the material rights or remedies of the Administrative Agent, the Collateral Agent or the Lenders hereunder or thereunder. For purposes of the foregoing, changes in the business, assets, property or condition (financial or otherwise) of Globalstar or its Subsidiaries shall not be considered in determining whether a Material Adverse Effect has occurred.

              "Moody's": Moody's Investors Service, Inc.

              "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

              "Net Cash Proceeds": (a) with respect to any Indebtedness, the gross cash proceeds from the incurrence, issuance or sale by the Borrower or any Subsidiary of such Indebtedness, net of all taxes (including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale and (b) with respect to any asset sale, the gross proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of purchase price adjustment receivable or otherwise, but only as and when received) of such asset sale, net of attorneys' fees, accountants' fees, investment banking fees, and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

              "Non-U.S. Lender": as defined in subsection 2.18(b).

              "Notes": the collective reference to the Revolving Notes and Term Notes.

              "Obligations": the collective reference to the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent and the Lenders (including, without limitation, interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Notes, the other Loan Documents, any Hedge Agreement entered into with a Lender or an Affiliate of a Lender (to the extent that the Borrower and such Lender or such Affiliate of such Lender agree to include such Hedge Agreement in the definition of "Obligations") or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the

       Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement or any other Loan Document).

              "Orbiting Satellite": at any time, any Satellite which has experienced a Successful Launch and has not suffered an In-Orbit Failure.

              "Partial Failure": with respect to any Satellite, the occurrence of a loss of capacity of any transponders on such Satellite to the extent such loss does not result in an In-Orbit Failure of such Satellite.

              "Participants": as defined in subsection 9.6(b).

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

              "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Prepayment Amount": as defined in subsection 2.9(f).

              "Prepayment Option Notice": as defined in subsection 2.9(f).

              "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof.

              "Properties": as defined in subsection 3.14.

              "Purchasing Lenders": as defined in subsection 9.6(c).

              "Register": as defined in subsection 9.6(d).

              "Related Fund": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

              "Reorganization": at any particular time, the condition that a Multiemployer Plan is in reorganization within the meaning of Section 4241 of ERISA.

              "Replacement Satellite": any Satellite constructed or purchased pursuant to a Satellite Contract pursuant to subsection 5.12 as a result of an In-Orbit Failure of any Orbiting Satellite.

              "Reportable Event": any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

              "Required Lenders": at any date, Lenders whose Commitment Percentages aggregate not less than 66-2/3%.

              "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

              "Responsible Officer": the Chairman, the President or any Vice President of the Borrower.

              "Restricted Payments": as defined in subsection 6.6.

              "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1(a) or in the Commitment Transfer Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $200,000,000.

              "Revolving Commitment Period": the period from and including the Effective Date to the Revolving Termination Date.

              "Revolving Lender": each Lender that has a Revolving Commitment or that holds Revolving Loans.

              "Revolving Loans": as defined in subsection 2.3(a).

              "Revolving Note": as defined in subsection 2.6.

              "Revolving Percentage": as to any Revolving Lender at any time, the percentage which (a) such Lender's Revolving Commitment then constitutes of (b) the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which (i) the aggregate principal amount of such Lender's Revolving Loans then outstanding then constitutes of (ii) the aggregate principal amount of the Revolving Loans of all the Revolving Lenders then outstanding).

              "Revolving Termination Date": August 15, 2003, or such earlier date on which the Revolving Commitments may terminate in accordance with the terms of this Agreement.

              "S&P": Standard & Poor's Ratings Group.

              "Sale and Leaseback Transaction": an arrangement relating to property now owned or hereafter acquired whereby the Borrower or a Subsidiary transfers such property to a Person and the Borrower or a Subsidiary leases it from such Person.

              "SatCom": as defined in the recitals to this Agreement.

              "Satellite": Telstar 6, Telstar 7 or Telstar R.

              "Satellite Contract": any contract entered into between the Borrower and SS/L or a third party pursuant to subsection 5.12 with respect to the construction or purchase of a Replacement Satellite the material terms of which shall be reasonably acceptable to the Administrative Agent.

              "Secured Parties": as defined in the Collateral Agreement.

              "Security Documents": the collective reference to all assignments, cash collateral agreements, security agreements, mortgages, deeds of trust, pledge agreements, guarantees and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any asset or assets of any Person to directly or indirectly secure any the Obligations or to secure any guarantee of any such obligations and liabilities.

              "Single Employer Plan": any Plan which is covered by Title IV of ERISA but which is not a Multiemployer Plan.

              "SS/L": Space Systems/Loral, Inc., a Delaware corporation and its successors and assigns.

              "Subordinated Debt": any unsecured Indebtedness of the Borrower to Loral and its Subsidiaries (other than the Borrower and its Subsidiaries), no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption or mandatory prepayment or otherwise) prior to the earlier of (a) the repayment in full of the Obligations and the termination of all Commitments or (b) August 15, 2007, the terms and conditions of which (including any subordination provisions) are satisfactory to the Administrative Agent and the Majority Lenders.

              "Subsidiary": as to any Person, a corporation, partnership or other entity (a) of which Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person and (b) which is consolidated on such Person's financial statements. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "Subsidiary Guarantee": the Guarantee to be executed and delivered by each Subsidiary of the Borrower existing on the date hereof, if any, or created or acquired after the date hereof, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

              "Subsidiary Guarantor": each Subsidiary that is a guarantor of the Obligations pursuant to a Subsidiary Guarantee.

              "Successful Launch": with respect to any Satellite, the successful launch and placement of such Satellite into proper geosynchronous orbit at a predetermined longitudinal location as certified by a Responsible Officer.

              "Telstar 6": the satellite (and all transponders located thereon) constructed pursuant to the Satellite Contract Number LLJ108E, dated as of October 5, 1995, between Loral SpaceCom and SS/L with respect to the construction of Telstar 6.

              "Telstar 6 Transponder Transfer Agreement": Asset Purchase Agreement dated as of October 1, 1997 by and between Loral Spacecom and Loral Skynet Ltd., as the same may be amended supplemented or otherwise modified from time to time.

              "Telstar 7": the satellite (and all transponders located thereon) constructed pursuant to the Telstar 7 Satellite Construction Contract.

              "Telstar 7 Satellite Construction Contract": Satellite Construction Contract Number LLJ1098E, dated as of October 5, 1995, between Loral SpaceCom and Space Systems/Loral, Inc. with respect to the construction of Telstar 7, as the same may be amended, supplemented or otherwise modified in accordance with subsection 6.16.

              "Telstar 7 Transponder Transfer Agreement": Telstar 7 Transponder Purchase Agreement dated as of October 1, 1997 by and between Loral Spacecom and Loral Skynet Ltd., as the same may be amended supplemented or otherwise modified from time to time.

              "Telstar R": a Replacement Satellite constructed pursuant to a Satellite Contract entered into pursuant to subsection 5.12 or purchased as a result of an In-Orbit Failure of an Orbiting Satellite.

              "Term Commitment": as to any Lender, the amount set forth under the heading "Term Commitment" opposite such Lender's name on Schedule 1.1(a). The original aggregate amount of the Term Commitments is $300,000,000.

              "Term Lender": each Lender that has a Term Commitment or that holds a Term Loan.

              "Term Loan": as defined in subsection 2.1.

              "Term Note": as defined in subsection 2.6.

              "Term Percentage": as to any Lender at any time, the percentage which (i) the aggregate principal amount of such Lender's Term Loans then outstanding constitutes of (ii) the aggregate principal amount of the Term Loans of all the Term Lenders then outstanding.

              "The Communications Center": The Communications Center with offices located at 2723 Green Valley Road, Clarksburg, Maryland 20871.

              "Total Failure": as to any Satellite, the complete loss, destruction or failure of such Satellite or the occurrence of or any other event or circumstance as a result of which such Satellite or all of the transponders on such Satellite are no longer available for their intended use or such Satellite ceases to be in its proper geosynchronous orbit.

              "Total Revolving Commitments": at any time, the aggregate amount of the Revolving Commitments then in effect.

              "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

              "Transferees": as defined in subsection 9.6(f).

              "TT&C Agreement": the collective reference to the Amended and Restated Agreement, effective as of August 5, 1999, between SatCom and Loral SpaceCom and the Amended and Restated Agreement, effective as of November 2, 1999 between SatCom and Loral SpaceCom, each covering professional services related to Telstar 6 and Telstar 7, as each may be amended, supplemented or otherwise modified from time to time.

              "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

              "Wholly Owned Subsidiary": any Subsidiary of the Borrower to the extent at least 99% of the Equity Interests of such Subsidiary, other than directors' or nominees' qualifying shares, are owned directly or indirectly by the Borrower.

              1.2 Other Definitional Provisions. (a) Unless otherwise specified herein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any other Loan Document certificate or other document made or delivered pursuant hereto.

              (b) As used herein and in the Notes, the other Loan Documents and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (d) The meaning given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

              2.1 Term Commitments. Subject to the terms and conditions hereof, on the Effective Date, each Term Lender shall be deemed to have made a term loan (each a "Term Loan") to the Borrower in an amount equal to the amount of the Term Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 2.10.

              2.2 Procedure for Initial Term Loan Interest Election. All Term Loans shall initially be Eurodollar Loans, and the initial Interest Period therefor shall be one month. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. New York City time, at least three Eurodollar Business Days prior to the Effective Date) of the occurrence of the Effective Date (which must be a Eurodollar Business Day).

              2.3 Repayment of Term Loans. The Term Loan of each Term Lender shall mature in 5 installments on the dates set forth below (or such earlier date or dates on which the Term Loans become due and payable pursuant to subsection 2.9 or Section 7), commencing on January 15, 2001, each of which shall be in an amount equal to such Lender's Term Percentage multiplied by the amount set forth below opposite such installment date:

                               Installment Date                           Dollar Amount
                               January 15, 2001                             $    3,000,000
                               June 30, 2001                                     3,000,000
                               June 30, 2002                                    45,000,000
                               March 31, 2003                                   75,000,000
                               August 15, 2003                                 174,000,000

              2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (the "Revolving Loans") to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Revolving Commitment. During the Revolving Commitment Period, the Borrower may use the Revolving Commitments by borrowing, prepaying and reborrowing the Revolving Loans in whole or in part, and reborrowing all in accordance with the terms and conditions hereof. On the Effective Date, each Revolving Lender shall be deemed to have made Revolving Loans in an aggregate amount equal to such Lender's Revolving Commitment.

              (b) The Revolving Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.5 and 2.10; provided, that no Revolving

Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Termination Date.

              2.5 Procedure for Revolving Credit Borrowing. All Revolving Loans shall initially be Eurodollar Loans, and the Initial Interest Period therefor shall be one month. The Borrower may borrow under the Revolving Commitments during the Revolving Commitment Period on any Eurodollar Business Day, if all or any part of the requested Revolving Loans are to be initially Eurodollar Loans, or on any Business Day otherwise; provided, that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time)
(a) with respect to any of the requested Revolving Loans that are to be initially Eurodollar Loans, three Eurodollar Business Days prior to the requested Borrowing Date (or, in the case of Revolving Loans deemed outstanding on the Effective Date, the Effective Date) or (b) with respect to any of the requested Revolving Loans that are to be initially ABR Loans, on the requested Borrowing Date, specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Revolving Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Commitments after the Effective Date shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof or in the remaining amount of the Available Revolving Commitments. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender will make the amount of its pro rata share of each borrowing after the Effective Date available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 9.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent's crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent.

              2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of (i) the Term Lenders, the principal amount of the Term Loans in accordance with subsection 2.3 and (ii) the Revolving Lenders the then unpaid principal amount of the Revolving Loans of the Borrower on the Revolving Termination Date (or such earlier date or dates on which the Revolving Loans become due and payable pursuant to subsection 2.9 or Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.12.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

              (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made or deemed made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof.

              (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

              (e) The Borrower agrees that, upon the request to the Administrative Agent by any Revolving Lender or Term Lender, the Borrower will
(i) in the case of a Revolving Lender, execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (a "Revolving Note"), and (ii) in the case of a Term Lender, execute and deliver to such Lender a promissory note of the Borrower evidencing the Term Loan of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (a "Term Note").

              2.7 Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the "Commitment Fee") for the period from and including the Effective Date to but not including the last day of the Revolving Commitment Period computed at a rate per annum equal to 1.25% on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the last day of the Revolving Commitment Period, commencing on the first of such dates to occur after the date hereof.

              2.8 Optional Termination or Reduction of Commitments. (a) The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent (which shall give prompt notice thereof to the Lenders), to terminate the Commitments or, from time to time, to reduce the amount of the Revolving Commitments, provided, that no such termination or reduction of Revolving commitments shall be permitted if, after giving effect thereto and to any payments or prepayments of the Revolving Loans made on the effective date thereof, the aggregate principal amount of the Revolving Loans then outstanding would exceed the aggregate Revolving Commitments then in effect. Any such reduction shall be in a minimum amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Commitments then in effect.

              (b) The Revolving Commitments shall also automatically reduce as provided in subsection 2.9(c).

              2.9 Optional and Mandatory Prepayments; Mandatory Commitment Reductions. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent by 11:00 A.M. New York City time on the date of any prepayment in the case of ABR Loans and at least three Eurodollar Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Optional prepayments of Term Loans shall be applied to the installments thereof in the scheduled order of maturity. Partial prepayments shall be in a minimum principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each prepayment of Eurodollar Loans shall be subject to compliance with the provisions of subsections 2.11 and 2.19.

              (b) The Term Loans shall be prepaid, and the Commitments shall be automatically reduced, by an amount equal to 100% of the proceeds of any repayment or prepayment of the principal of any loans outstanding under the Globalstar Credit Agreement or Additional Globalstar Loans and 100% of the gross cash proceeds of any assignment of loans under the Globalstar Credit Agreement pursuant to subsection 6.5(vi); provided, that no such prepayment or reduction shall be required as a result of any repayment or prepayment of loans under the Globalstar Credit Agreement or Additional Globalstar Loans until the day which is 90 days after such repayment or prepayment and then only to the extent the proceeds of such repayment or prepayment have not been used during such period to make additional loans ("Additional Globalstar Loans") to Globalstar or to purchase additional direct or indirect Equity Interests in Globalstar.

              (c) The Term Loans shall be prepaid, and the Commitments shall be automatically reduced, by an amount equal to 100% of the insurance proceeds received as a result of any In-Orbit failure for which the insurance proceeds are required to be deposited in the Loral Satellite Collateral Account pursuant to subsection 5.12(b). Notwithstanding anything to the contrary contained in subsection 2.9, the prepayment or reduction in accordance with this subsection 2.9(c) shall be made on the first Business Day following the receipt of the insurance proceeds. In accordance with the terms of the Collateral Agency Agreement and the Cash Collateral Agreement, the Collateral Agent shall be permitted to make withdrawals from the Loral Satellite Collateral Account to satisfy the prepayment required by this subsection 2.9(c).

              (d) The Term Loans shall be prepaid, and the Commitments shall be automatically reduced, by an amount equal to 100% of the Net Cash Proceeds received as a result of any sale of a transponder on any Satellite or any Satellite removed from the Collateral Pool pursuant to Section 2(b)(iii) or
Section 2(b)(iv) of the Collateral Agreement and sold pursuant to subsection 6.5
(vii) or subsection 6.5(viii), respectively.

              (e) Prepayment of Term Loans and reductions of Commitments pursuant to this subsection shall be made in the following order, first, to prepay Term Loans and, second, to reduce the Revolving Commitments. Any such prepayment of the Term Loans shall be applied ratably to the remaining installments thereof.

              (f) Notwithstanding anything to the contrary in subsection 2.9(e) or 2.15, with respect to the amount of any mandatory prepayment described therein that is allocated to the then outstanding Term Loans (such amount, the "Prepayment Amount"), the Administrative Agent shall promptly provide to each Term Lender a notice (each a "Prepayment Option Notice") as described below. Each Prepayment Option Notice shall be in writing, shall refer to this subsection 2.9(f) and shall (i) set forth the Prepayment Amount and the portion thereof that the applicable Term Lender will be entitled to receive if it accepts such mandatory prepayment in accordance with this subsection 2.9(f),
(ii) state that the Borrower is offering to prepay on a specified date (each a "Mandatory Prepayment Date"), which shall be not less than 5 days or more than 15 days after the date of the Prepayment Option Notice, the Term Loans of such Term Lender in an amount equal to the portion of the Prepayment Amount indicated in such Term Lender's Prepayment Option Notice as being applicable to such Term Lender, (iii) request such Term Lender to notify the Borrower and the Administrative Agent in writing, no later than the second day prior to the Mandatory Prepayment Date, of such Term Lender's acceptance or rejection of such offer of prepayment and (iv) inform such Term Lender that failure by such Term Lender to accept or reject such offer in writing on or before the second day prior to the Mandatory Prepayment Date shall be deemed an acceptance of such prepayment offer. Each Prepayment Option Notice shall be given by telecopy, confirmed by hand delivery, overnight courier service or registered or certified mail, in each case addressed as provided in subsection 9.2. On the Mandatory Prepayment Date, the Borrower shall pay the Administrative Agent in immediately available funds the aggregate amount necessary to prepay the portion of the Prepayment Amount in respect of which the Term Lenders have accepted prepayment as described above (such Term Lenders, the "Accepting Term Lenders"), and the Administrative Agent shall apply such amount on behalf of the Borrower pro rata against the remaining installments of principal due in respect of the Term Loans of the Accepting Term Lenders. The Prepayment Amount remaining after the payment of the amount described in the immediately preceding sentence shall be allocated as follows: first, to prepay Term Loans of the Accepting Term Lenders and, second, to reduce the Revolving Commitments.

              (g) If at any time the aggregate principal amount of Revolving Loans then outstanding shall exceed the Revolving Commitments, the Borrower shall immediately prepay the Revolving Loans in an amount equal to such excess.

              (h) Amounts payable pursuant to this subsection 2.9 shall be applied, first, to prepay any relevant ABR Loans then outstanding and second, to prepay or cash collateralize (at the Borrower's option) any relevant Eurodollar Loans then outstanding (provided, that any Eurodollar Loans so cash collateralized shall be prepaid no later than the last day of the respective Interest Periods therefor). Each prepayment pursuant to this subsection 2.9 shall be accompanied by accrued interest on the amount prepaid and any amounts payable pursuant to subsection 2.19. The Borrower shall cash collateralize Eurodollar Loans pursuant to this subsection by depositing in an account with the Administrative Agent (the "Eurodollar Cash Collateral Account"), to be established and maintained pursuant to such terms and conditions as shall be specified by the Administrative Agent in its discretion, an amount equal to the principal amount of such Eurodollar Loans. Such deposited monies shall be held by the Administrative Agent as cash collateral (the "Eurodollar Cash Collateral") for the relevant outstanding Eurodollar Loans on a pro rata basis; provided, that if any ABR Loans shall be made while there is Eurodollar Cash Collateral on deposit in the Eurodollar Cash Collateral Account, the Administrative Agent shall apply such Eurodollar Cash Collateral to the immediate prepayment of such ABR Loans if, and to the extent, such ABR Loans are owed to the Lenders for whose benefit such Eurodollar Cash Collateral is being maintained and only the Eurodollar Cash Collateral remaining after such prepayment, if any, shall be retained in the Eurodollar Cash Collateral Account. The Eurodollar Cash Collateral Account and the Eurodollar Cash Collateral shall be subject to the sole dominion and control of the Administrative Agent and, except as set forth above, the Eurodollar Cash Collateral shall be retained in the Eurodollar Cash Collateral Account and applied to the repayment of the relevant Eurodollar Loans on the last day of the respective Interest Periods therefor, with the Borrower being obligated to repay the balance of such Eurodollar Loans in the event the Eurodollar Cash Collateral is insufficient therefor. Any amounts remaining in the Eurodollar Cash Collateral Account after repayment of such Eurodollar Loans will be released to the Borrower provided no Default or Event of Default exists. The Administrative Agent shall invest the Eurodollar Cash Collateral in Cash Equivalents, and shall pay over to the Borrower any interest earned on such investments quarterly on the last day of each March, June, September and December; provided, that no Default or Event of Default shall have occurred and be continuing (in which case such interest shall be retained as Eurodollar Cash Collateral). The Administrative Agent shall not be liable for any losses or decreases in value with respect to the Eurodollar Cash Collateral, other than those occurring as a result of its gross negligence or willful misconduct.

              2.10 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election; provided, that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Eurodollar Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided, that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default (upon notice from the Administrative Agent, on behalf of the Majority Lenders, except such notice shall not be required in the case of the Event of Default described in clause
(f) of Section 7) has occurred and is continuing, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.11 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the final maturity date of such Loan.

              (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower's giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided, that no Eurodollar Loan may be continued as such (i) when any Event of Default (upon notice from the Administrative Agent, on behalf of the Majority Lenders, except such notice shall not be required in the case of an Event of Default described in clause (f) of Section 7) has occurred and is continuing,
(ii) if, after giving effect thereto, subsection 2.11 would be contravened or
(iii) after the date that is one month prior to the final maturity date of such Loan; provided further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

              2.11 Minimum Amounts of Eurodollar Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto (a) the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) with respect to each Facility, there shall be no more than ten different Eurodollar Tranches with respect to each Facility outstanding at any one time.

              2.12 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin.

              (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

              (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable pursuant to this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (y) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection 2.12 plus 2% or (z) in the case of overdue interest (to the extent permitted by applicable law), fees or other amounts, the rate described in paragraph (b) of this subsection 2.12 plus 2%, in each case from the date of such non-payment until such amount is paid in full (whether before or, to the extent permitted by applicable law, after judgment).

              (d) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (c) of this subsection 2.12 shall be payable on demand, or, in the absence of demand, weekly on Friday of each week.

              2.13 Computation of Interest and Fees. (a) Interest on Loans and fees (other than interest calculated on the basis of the Reference Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; provided, that interest calculated on the basis of the Reference Rate shall be calculated on the basis of a 365- or 366- (as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify in writing the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify in writing the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

              (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower or any relevant Lender, deliver to the Borrower or such Lender, as the case may be, a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.12(a).

              2.14 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

              (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

              (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified in writing by such Lenders) of making or maintaining their affected Eurodollar Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice (confirmed in writing) thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as

ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. The Administrative Agent shall promptly notify the Borrower at such time as the conditions set forth in (a) and (b) above are no longer in effect, and until such notice has been delivered by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

              2.15 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Term Percentages or Revolving Percentages, as the case may be, of the relevant Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the relevant Loans then held by the relevant Lenders except as otherwise provided in subsection 2.9(f).

              (b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

              (c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its portion of the borrowing to be made on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's portion of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's portion of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.15(c) shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower. If the Borrower returns to the Administrative Agent any amount with interest thereon as described in the immediately preceding sentence, such Lender shall indemnify the Borrower for the difference, if any, between the aggregate interest paid by the Borrower to the Administrative Agent in accordance with the immediately preceding sentence less the aggregate interest which actually accrued on such amount prior to its return to the Administrative Agent.

              2.16 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.19.

              2.17 Other Costs; Increased Costs. (a) The Borrower agrees to pay to each Lender which requests compensation under this subsection 2.17(a) (by written notice to the Borrower through the Administrative Agent), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and promptly notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender while such Eurodollar Loans were outstanding as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day while such Eurodollar Loans were outstanding:

                     (i) the principal amount of the relevant Eurodollar Loans
              made by such Lender outstanding on such day; and

                     (ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loans, and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and

                     (iii) a fraction the numerator of which is one and the denominator of which is 360.

              (b) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                     (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 2.18 and changes in the rate of tax on the overall net income of such Lender);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise described in subsection 2.17(a); or

                     (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then the Borrower shall pay such Lender within 15 Business Days following demand therefor any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 2.17(b), it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled.

              (c) In the event that any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after prompt submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender within 15 Business Days following demand therefor such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

              (d) A certificate as to any additional amounts payable pursuant to this subsection 2.17 submitted by the relevant Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. The covenants contained in this subsection 2.17 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. Any notice to be given by a Lender under this subsection 2.17 after termination of this Agreement shall be effective only if given within 120 days after such Lender becomes aware or should have become aware of the events giving rise to such notice.

              2.18 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, (i) net income taxes, franchise taxes and branch profit taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) or any political subdivision or taxing authority thereof or therein, (ii) any taxes, levies, imposts, duties, charges, fees, deductions or withholdings arising after the Effective Date, solely as a result of or attributable to the Administrative Agent or Lender (x) changing its designated lending office as of the Effective Date to a lending office located in any other jurisdiction or (y) designating an additional lending office located in any other jurisdiction and
(iii) any U.S. withholding taxes in effect on the Effective Date (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the Administrative Agent or such Lender, as the case may be, a copy of any original official receipt that may be received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the receipts that may be received or other available documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender to the United States or other Governmental Authority as a result of any such failure. The agreements in this subsection 2.18(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. If any Taxes constituting a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable, after the Effective Date, to such payments by the Borrower to the Administrative Agent or Lender, the Administrative Agent or such Lender shall use its best efforts to make, fund and maintain its Loans through another lending office of the Administrative Agent or such Lender in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of such Loans through such other office does not otherwise materially adversely affect such Loans or the Administrative Agent or such Lender.

              (b) Each Lender (or Transferee) that is not a U.S. person as defined in Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit H and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver. In the event that the Borrower is required to pay any Lender any additional amount or indemnify any Lender pursuant to subsection 2.18(a) (subject to the provisions of subsection 2.19) and no change in lending office is made in accordance with the last sentence of subsection 2.18(a), after the Borrower makes such payment, such Lender shall transfer, in accordance with the procedures set forth in subsection 9.6(c), its Loans and Commitments to a Lender selected by the Borrower with the approval of such transferee Lender and the Administrative Agent (not to be unreasonably withheld).

              2.19 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (d) the making of a voluntary or involuntary prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto or (e) the conversion of Eurodollar Loans to ABR Loans pursuant to subsection 2.14 or 2.15 on a day which is not the last day of the Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (excluding lost profits) arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate setting forth the computation of any amount payable pursuant to the foregoing sentence submitted by a Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

              2.20 Purpose. The proceeds of the Loans shall be used by the Borrower solely to finance the acquisition of the assignments under the Assignment Agreement and for general corporate purposes.

                SECTION 3. REPRESENTATIONS AND WARRANTIES

              In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

              3.1 Financial Condition. (i) The audited combined balance sheet of the Borrower and SatCom as at December 31, 1999, and the related combined statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Deloitte & Touche, LLP, (ii) the unaudited combined balance sheet of the Borrower and SatCom as at June 30, 2000, and the related combined statements of income and of cash flows for the fiscal quarter ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the financial condition and combined results of operations and of cash flows of the Borrower and SatCom as of such dates and for such periods (subject, in the case of unaudited financial statements, to normal year-end audit adjustments). All such financial statements have been prepared in accordance with GAAP applied on a consistent basis (except, as disclosed in the notes thereto or, in the case of unaudited financial statements, for the absence of footnotes).

              3.2 No Change. Since December 31, 1999, (a) there has been no change in the business, assets, operations, or financial or other condition of the Borrower or any of its Subsidiaries which has or could reasonably be expected to have a Material Adverse Effect, (b) no dividends or distributions have been declared, paid or made upon any shares of capital stock of the Borrower nor have any shares of capital stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries, except as otherwise permitted by subsection 6.6, and (c) the Borrower or any of its Subsidiaries has not engaged in any business or incurred any liabilities prior to or after the Effective Date, other than as relates to its limited businesses as previously disclosed to the Administrative Agent or as otherwise permitted by Section 6.

              3.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Subsidiaries has the corporate power and authority and the legal right to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder on the terms and conditions of this Agreement. Except as set forth on Schedule 3.4, no consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents, other than those which have been obtained or made and are in full force and effect. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes and each other Loan Document, when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party party thereto enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or a Subsidiary is a party, the borrowings hereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation applicable to the Borrower or of any of the Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation (other than the Security Documents).

              3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

              3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              3.8 Ownership of Property; Liens. Each of the Borrower and the Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, and none of such property is subject to any Lien, except as permitted in subsection 6.3.

              3.9 Taxes. Each of the Borrower and the Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrower are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or the Subsidiaries, as the case may be, and other than those the non-payment of which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect); and no federal income tax liens have been filed and, to the knowledge of the Borrower, no claims are being asserted with respect to any such taxes, fees or other charges, except any such claims which could not reasonably be expected to have a Material Adverse Effect.

              3.10 Federal Regulations. No part of the proceeds of any Loans hereunder will be used for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

              3.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which has resulted or could reasonably be expected to result in a liability to the Borrower or any Subsidiary in excess of $1,000,000, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed, by more than $1,000,000, the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, where such liability could, in the aggregate, reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

              3.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

              3.13 Subsidiaries. The Borrower has no Subsidiaries other than SatCom as of the Effective Date.

              3.14 Environmental Matters. Each of the representations and warranties set forth in paragraphs (a) through (e) of this subsection 3.14 is true and correct with respect to each parcel of real property owned or operated by the Borrower or any Subsidiary (the "Properties"), except to the extent that
(i) the facts and circumstances giving rise to such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect or
(ii) the Borrower and the Subsidiaries are fully indemnified against any liabilities which may result from any such failure to be so true and correct:

              (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in concentrations which violate Environmental Laws.

              (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

              (c) Neither the Borrower nor any of the Subsidiaries has received any written complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Borrower aware that any Governmental Authority is threatening to deliver to the Borrower or any of the Subsidiaries any such notice.

              (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location in violation of any Environmental Law.

              (e) There are no governmental, administrative actions or judicial proceedings pending or (to the knowledge of the Borrower) contemplated under any Environmental Laws to which the Borrower or any of the Subsidiaries is or (to the knowledge of the Borrower) will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

              3.15 Full Disclosure. All information (other than projections) heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. All projections heretofore furnished by or on behalf of the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such projections hereafter furnished by or on behalf of the Borrower to the Administrative Agent or any Lender will be, prepared in good faith based upon reasonable assumptions. The Borrower has disclosed to the Lenders in writing any and all facts which could reasonably be expected to have a Material Adverse Effect.

              3.16 Chief Executive Office. On the date hereof, the Borrower's jurisdiction of organization and the location of such Borrower's chief executive office in the United States are specified on Schedule 3.16.

              3.17 Equipment, Ground Stations and Satellite Construction Sites. (a) On the date hereof, the Equipment (other than mobile goods) is found at the locations listed on Schedule 3.17 and the Ground Stations are found at the locations listed on Schedule 3.17 and (b) the location of the construction site of each Satellite is listed on Schedule 3.17.

              3.18 Satellite Orbit. Telstar 6 and Telstar 7 were placed into proper geosynchronous orbit at 93(0) West Longitude and 129(0) West Longitude, respectively, and no Constructive Failure or Partial Failure in respect of Telstar 6 or Telstar 7 has occurred.

              3.19 Loral SatCom Ltd. On the Effective Date (after giving effect to the transactions consummated on the Effective Date), SatCom does not own any assets and does not conduct any business or operations (other than an indemnity from the Borrower as to the obligations of SatCom assumed by the Borrower in connection with the acquisition by the Borrower of all of the assets of SatCom).

                     SECTION 4. CONDITIONS PRECEDENT

              4.1 Conditions to all Loans. The obligation of each Lender to make any Loan to be made by it hereunder is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

              (a) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to each Loan Document shall be true and correct on and as of such date as if made on and as of such date except to the extent they expressly relate to an earlier date, in which case they are true and correct as of such earlier date.

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such borrowing that the conditions contained in this subsection 4.1 have been satisfied.

                     SECTION 5. AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the

Administrative Agent hereunder, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of the Subsidiaries to:

              5.1    Financial Statements. Furnish to the Administrative Agent:

              (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of (i) (A) the audited Loral-only condensed financial statements of Loral on a stand alone basis and
(B) the audited consolidated financial statements for Loral and its consolidated Subsidiaries, in each case, as at the end of such year and the related audited statements of operations and cash flows, (ii) the audited consolidated financial statements for Loral SpaceCom and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations and cash flows and (iii) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such year and the related audited consolidated statements of operations and cash flows of the Borrower and its Subsidiaries. Each financial statement delivered pursuant to this subsection 5.1(a) shall to the extent appropriate set forth in comparative form the figures for the previous year and shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

              (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, (i) the unaudited consolidated financial statements for Loral and its Subsidiaries as at the end of such quarter and the related unaudited statements of operations and cash flows, (ii) the unaudited consolidated financial statements for Loral SpaceCom and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and cash flows and (iii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of operations and cash flows of the Borrower and its Subsidiaries. Each financial statement delivered pursuant to this subsection 5.1(b) shall to the extent appropriate set forth in comparative form the figures for the previous year and shall be reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

              5.2 Certificates; Other Information. Furnish to the Administrative Agent:

              (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

              (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b) above, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the other Loan Documents to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of subsections 5.15 and 6.1;

              (c) within five days after the same are sent, copies of all periodic reports (other than reports on Form 8-K) which Loral sends to its stockholders and, and within five days after the same are filed, copies of all periodic reports (other than reports on Form 8-K) which Loral may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

              (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

              5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (other than judgments, Indebtedness and Contingent Obligations, which shall be beyond the scope of this subsection 5.3) including, without limitation, taxes, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

              5.4 Conduct of Business and Maintenance of Existence. Continue to engage in the same business as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business and comply in all material respects with all material Contractual Obligations (other than judgments, Indebtedness and Contingent Obligations, which shall be beyond the scope of this subsection 5.4) and material Requirements of Law (except for Environmental Laws, which shall be governed by subsection 5.8)), except as otherwise expressly permitted by this Agreement. Notwithstanding anything to the contrary contained in this subsection 5.4, the Lenders acknowledge that the liquidation of SatCom in connection with the transactions contemplated hereby shall be permitted.

              5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks but including in any event public liability, product liability and business interruption as are usually insured against in the same general area by companies engaged in the same or a similar business, as certified by a Responsible Officer; and furnish to each Lender, upon written request, full information as to the insurance carried.

              (b) Without limiting the foregoing, maintain with financially sound and reputable insurance companies commercial launch insurance on Telstar R and in-orbit insurance with respect to each Orbiting Satellite for an amount equal to at least each such Satellite's replacement cost, as certified by a Responsible Officer. All such insurance shall provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof.

              5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to applicable governmental security and secrecy regulations, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired with prior notice to the Borrower (which can have a representative present if it so chooses), and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

              5.7 Notices. Promptly give notice (to be confirmed promptly in writing) to the Administrative Agent and each Lender:

              (a)    of the occurrence of any Default or Event of Default;

              (b) of any (i) default or event of default under any Contractual Obligation of the Borrower or any Subsidiary or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

              (c) of any litigation or proceeding affecting the Borrower or any Subsidiary in which the amount involved is $10,000,000 or more and not covered by insurance; or in which injunctive or similar relief is sought and which could reasonably be expected to have a Material Adverse Effect;

              (d) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know of the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan which could reasonably be expected to result in any liability to the Borrower or any Subsidiary in excess of $1,000,000 or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or
(ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan. The Borrower shall deliver to the Administrative Agent and each Lender a certificate of the chief financial officer of the Borrower setting forth the details thereof and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto; and

              (e) of the occurrence of any event having or which could reasonably be expected to have Material Adverse Effect.

Each notice pursuant to this subsection 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

              5.8 Environmental Laws. (a) Comply with, and require compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

              (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required by a Governmental Authority under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

              (c) Defend, indemnify and hold harmless the Collateral Agent, the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws applicable to the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive termination of the Commitments and repayment of the Loans and all other amounts payable hereunder.

              5.9 Appraisals. (a) By May 31 of each year, deliver to the Administrative Agent an appraisal demonstrating the Appraised Value of each Orbiting Satellite prepared by an Approved Appraiser and reasonably satisfactory in form and substance to the Administrative Agent; and

              (b) Within 60 days of the occurrence of a Partial Failure with respect to any Orbiting Satellite, deliver to the Administrative Agent an appraisal demonstrating the Appraised Value (after giving effect to such Partial Failure) of such Orbiting Satellite prepared by an Approved Appraiser and reasonably satisfactory in form to the Administrative Agent.

              5.10 Cash Collateral Accounts. (a) (i) Establish and maintain a pledged collateral account (the "Loral Satellite Collateral Account") with the Collateral Agent subject to the sole dominion and control of the Collateral Agent pursuant to the Cash Collateral Agreement, (ii) at any time after an Event of Default occurs and is continuing, deposit all lease payments received by the Borrower in connection with the Master Lease Agreements with respect to any Orbiting Satellite directly into the Loral Satellite Collateral Account, and
(iii) deposit directly
into the Loral Satellite Collateral Account, (A) all insurance proceeds received as a result of a Partial Failure with respect to any Orbiting Satellite and (B) all amounts required to be deposited pursuant to subsections 5.12 and 5.13; and

              (b) at any time after an Event of Default occurs and is continuing, cause all payments received by the Borrower in connection with any Intercompany Note to be deposited directly into the Loral Satellite Collateral Account.

              5.11 Payments under Intercompany Notes. At any time after the occurrence and during the continuation of an Event of Default, demand, accept and receive all payments of interest and principal on any Intercompany Note which is then due and payable pursuant to the terms thereof.

              5.12 In Orbit Failures. (a) Upon the first occurrence of an In-Orbit Failure with respect to any Orbiting Satellite after the Effective Date, (i) use its best efforts to promptly (and, in any event, except in the case of a purchase agreement, prior to the receipt of the insurance proceeds referred to in clause (ii) below ) enter into a Satellite Contract or purchase agreement for the construction or purchase of a Replacement Satellite (which has a comparable value to the Satellite being replaced (as determined pursuant to an appraisal by an Approved Appraiser, assuming for purposes of such appraisal, that the leases applicable to the Satellite being replaced would be in effect for the Replacement Satellite so long as the Replacement Satellite has the capacity for such leases) and is operationally equivalent thereto) which shall have the same ownership structure as such Orbiting Satellite, (ii) cause the insurance proceeds (other than Excess Insurance Proceeds) from such In-Orbit Failure to be segregated and maintained in a separate bank account (as to which the Collateral Agent has no Lien), such account to be satisfactory to the Administrative Agent and subject to withdrawal solely to make payments under such Satellite Contract or purchase agreement, as the case may be, (it being understood that the documentation relating to such bank account shall be satisfactory in form and substance to the Administrative Agent and may not be amended without the consent of the Administrative Agent (which consent shall not be unreasonably withheld)); (iii) use its best efforts to ensure that such Replacement Satellite will be constructed or purchased and a Successful Launch, if necessary, of such Replacement Satellite will be attempted within a reasonable period of time; (iv) cause the Collateral Agent, on behalf of the Secured Parties, to be named as the loss payee under the insurance policies for such Replacement Satellite; and (v) in the event that such Satellite Contract or purchase agreement, as the case may be, is terminated for any reason, cause all insurance proceeds on deposit in the segregated bank account at the time of such termination to be immediately deposited in the Loral Satellite Collateral Account.

              (b) Upon any subsequent In-Orbit Failure with respect to an Orbiting Satellite after the Effective Date, cause the insurance proceeds from such In-Orbit Failure to be immediately deposited in the Loral Satellite Collateral Account.

              5.13 Launch Failures. Upon any Launch Failure with respect to any Satellite after the Effective Date, cause the insurance proceeds from such Launch Failure to be immediately deposited in the Loral Satellite Collateral Account.

              5.14 Preservation of Separate Corporate Existence of the Borrower. From and after the Effective Date, in the case of the Borrower and its Subsidiaries, take (or refrain from taking, as the case may be) such actions as shall be required to insure its compliance with the following provisions:

              (a) The Borrower and its Subsidiaries shall maintain corporate records and books of account separate from those of Loral, Globalstar and their respective Subsidiaries and stationery that is separate and distinct from those of Loral, Globalstar and their respective Subsidiaries.

              (b) The assets of the Borrower and its Subsidiaries will be maintained in a manner that facilitates their identification and segregation from those of Loral, Globalstar and their respective Subsidiaries.

              (c) The Borrower shall strictly observe corporate formalities in its dealings with Loral, Globalstar and their respective Subsidiaries, and no funds or other assets of Loral, Globalstar or their respective Subsidiaries will be commingled or pooled with those of the Borrower or its Subsidiaries. Neither the Borrower nor its Subsidiaries will maintain joint bank accounts with Loral, Globalstar or their respective Subsidiaries or other depository accounts with Loral, Globalstar or their respective Subsidiaries to which the Borrower or its Subsidiaries has independent access.

              (d) To the extent that either the Borrower or its Subsidiaries shares any officers or other employees with Loral, Globalstar or any of their respective Subsidiaries, the salaries of and the expenses related to providing benefits to such officers and other employees will be allocated to the Borrower or any of its Subsidiaries and Loral, Globalstar or such Subsidiary, and the Borrower or any of its Subsidiaries, as the case may be, and Loral, Globalstar or such Subsidiary shall bear their fair shares of the salary and benefit costs associated with all such common officers and employees.

              (e) To the extent that the Borrower or any of its Subsidiaries jointly contracts with Loral, Globalstar or any of their respective Subsidiaries to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing will be allocated to the Borrower or any of its Subsidiaries, as the case may be, and Loral, Globalstar or such Subsidiary, and the Borrower or any of its and their respective Subsidiaries, as the case may be, and Loral, Globalstar or such Subsidiary shall bear their fair shares of such costs. To the extent that the Borrower or any of their and their respective Subsidiaries contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of Loral, the Borrower or any of its respective Subsidiaries, the costs incurred in so doing shall be allocated between the Borrower or any of its Subsidiaries, as the case may be, and Loral, Globalstar or such Subsidiary in proportion to the benefit of the goods or services each is provided, the Borrower or any of its Subsidiaries, as the case may be, and Loral, Globalstar or such Subsidiary shall bear their fair shares of such costs.

              5.15 Collateral Coverage Ratio. (a) Maintain a Collateral Coverage Ratio which is at all times equal to or in excess of 1.20 to 1.00; provided that, if at any time the Collateral Coverage Ratio falls below 1.20 to
1.00 then the Borrower shall designate and deliver additional Acceptable Collateral for inclusion in the Collateral Pool, in amounts such that after giving effect thereto the Collateral Coverage Ratio shall be at least 1.20 to 1.00. In connection with the delivery of any Acceptable Collateral to the Collateral Agent pursuant to this paragraph, the Borrower shall execute such documents and take such actions as the Collateral Agent or the Administrative Agent may require to cause such Acceptable Collateral to become subject to a perfected security interest in favor of the Collateral Agent and shall deliver satisfactory appraisals of such Acceptable Collateral to the Collateral Agent and the Administrative Agent.

              5.16 Transponders Lease Agreements. Cause (a) all transponders on all future Orbiting Satellites to be owned by the Borrower at all times, (b) intercompany lease agreements for the lease of transponders on any Orbiting Satellite by the Borrower to Loral SpaceCom (each, a "Master Lease Agreement") to have terms and conditions which are, in all material respects, substantially in the form of Exhibit K (which form is hereby approved) and (c) in connection with entering into any such Master Lease Agreement, all relevant Persons to enter into an Availability Agreement, a Termination Agreement and a TT&C Agreement, substantially in the form of Exhibits L, M and N, respectively.

              5.17 New Subsidiaries; Further Security and Guarantees. In the event that the Borrower or any of its Subsidiaries forms any new Subsidiary, the Borrower shall cause such Subsidiary to become a party to: (i) the Collateral Agreement by causing such Subsidiary to (A) execute and deliver to the Collateral Agent an Assumption Agreement in the form of Annex 1 to the Collateral Agreement, (B) cause each holder of any Equity Interest of such Subsidiary to pledge 100% of such Equity Interest pursuant to documentation satisfactory to the Administrative Agent and (C) take any necessary steps to perfect the security interest to be created thereby; and (ii) the Collateral Agency Agreement by causing such Subsidiary to execute and deliver to the Collateral Agent an assumption agreement in the form of Exhibit A to the Collateral Agency Agreement.

                     SECTION 6. NEGATIVE COVENANTS

              The Borrower hereby agrees that so long as the Commitments remain in effect, any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

              6.1 Maintenance of Consolidated Net Worth. (a) Permit Consolidated Net Worth at the end of any fiscal quarter to be less than $375,000,000.

              (b) Maintenance of Consolidated EBITDA. At such time as there exists (x) one Orbiting Satellite and (y) (i) the Borrower is permitted to construct or purchase a Replacement Satellite in accordance with subsection 5.12(a), or (ii) the Borrower is required to deposit insurance proceeds in respect of an In-Orbit Failure or a Launch Failure in the Loral Satellite Collateral Account pursuant to subsection 5.12(b) or 5.13, as the case may be, permit at the last day of any fiscal quarter ending during any test period set forth below, Consolidated EBITDA for the period of two fiscal quarters ending on such date to be less than the amounts set forth opposite such test period below:

Test Period                                                                              Consolidated EBITDA
-----------                                                                              -------------------
July 1, 2000 - December 31, 2000                                                                  12,500,000

January 1, 2001 - June 30, 2001                                                                   15,000,000

July 1, 2001 - December 31, 2001                                                                  15,000,000

January 1, 2002 - June 30, 2002                                                                   17,500,000

July 1, 2002 - December 31, 2002                                                                  17,500,000

January 1, 2003 - June 30, 2003                                                                   17,500,000

July 1, 2003 - December 31, 2003                                                                  17,500,000

and (ii) at all other times, permit at the last day of any fiscal quarter ending during any test period set forth below, Consolidated EBITDA for the period of two fiscal quarters ending on such date to be less than the amounts set forth opposite such test period below:

         Test Period                                                                     Consolidated EBITDA
         -----------                                                                     -------------------
July 1, 2000 - December 31, 2000                                                                  25,000,000

January 1, 2001 - June 30, 2001                                                                   30,000,000

July 1, 2001 - December 31, 2001                                                                  30,000,000

January 1, 2002 - June 30, 2002                                                                   35,000,000

July 1, 2002 - December 31, 2002                                                                  35,000,000

January 1, 2003 - June 30, 2003                                                                   35,000,000

July 1, 2003 - December 31, 2003                                                                  35,000,000

provided, that (A) in any test period in which a Satellite experiences a Total Failure for any part of such test period, for purposes of this subsection 6.1(b), Consolidated EBITDA for such period shall be calculated on a pro forma basis, and shall be tested under this subsection 6.1(b), as if such Total Failure occurred at the beginning of such period, (B) in any test period in which a Satellite experiences a Partial Failure for any part of such test period, the amounts set forth above shall be adjusted on a pro forma basis to reflect the loss of capacity (and the resulting decrease in the required amount of Consolidated EBITDA for the relevant test period under this subsection 6.1(b)) resulting from such Partial Failure, and such adjustment shall be acceptable to the Administrative Agent and the Majority Lenders and (C) for purposes of calculating the covenants set forth in this subsection 6.1(b), in the event of a Successful Launch of any Replacement Satellite in any test period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, and shall be tested under this subsection 6.1(b), as if such Successful Launch occurred on the first day of the next succeeding test period.

              6.2 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except Indebtedness created hereunder, Indebtedness set forth on
Schedule 6.2(a) and Subordinated Debt; provided, that the Borrower receives Net Cash Proceeds equal to the principal amount of such Subordinated Debt.

              6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

              (a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings;

              (c) easements, rights-of-way, restrictions and other Liens incurred in the ordinary course of business which do not secure Indebtedness and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiaries;

              (d) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

              (e) Liens under the Loan Documents, the Master Lease Agreements and the Availability Agreements; and

              (f) other Liens incidental to the conduct of the Borrower's business or the ownership of its property not securing Indebtedness and that do not in the aggregate materially detract from the value of the property when taken as a whole or materially impair the use thereof in the operation of its businesses.

              6.4 Limitation on Fundamental Changes. Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) except that any Subsidiary may be merged, liquidated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving Person) or with or into any Wholly Owned Subsidiary (provided that the Wholly Owned Subsidiary shall be the continuing or surviving Person).

              6.5 Limitation on Sale of Assets. Convey, sell, lease, transfer or otherwise dispose of any assets in a transaction or series of related transactions, including in connection with any Sale and Leaseback Transaction, except that:

                     (i) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may sell, lease, transfer or otherwise dispose of assets released from the Collateral Pool pursuant to Section 2(b)(i) and 2(b)(ii) of the Collateral Agreement;

                     (ii) the Borrower may sell, lease, transfer or otherwise dispose of obsolete or worn out property in the ordinary course of business;

                     (iii) the Borrower may sell, transfer or otherwise dispose of Cash Equivalents in exchange for a comparable amount of cash and/or Cash Equivalents;

                     (iv) the Borrower may enter into and perform its obligations under the Loan Documents, the Master Lease Agreements and the Availability Agreements; and

                     (v) such Person may make such transfers permitted by subsection 6.6 or 6.7;

                     (vi) the Borrower may assign the loans outstanding under the Globalstar Credit Agreement (and rights related thereto); provided, that the consideration therefor shall consist of cash equal to the fair market value of such loans plus accrued interest;

                     (vii) the Borrower may sell transponders removed from the Collateral Pool pursuant to Section 2(b)(iii) of the Collateral Agreement for consideration consisting solely of cash and equal to the fair market value of such transponders, provided that the Net Cash Proceeds of such sales are applied to prepay Term Loans and reduce Commitments pursuant to subsection 2.9(d); and

                     (viii) the Borrower may sell transponders and the related
              Satellite removed from the Collateral Pool pursuant to Section 2(b)(iv) of the Collateral Agreement for consideration consisting solely of cash and equal to the fair market value of such transponders and Satellite, provided that the Net Cash Proceeds of such sale are applied to prepay Term Loans and reduce Commitments pursuant to subsection 2.9(d).

              6.6 Limitation on Restricted Payments. Declare or pay any dividends on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or permit any Subsidiary to make any payment on account of, or purchase or otherwise acquire, any shares of any class of stock of the Borrower or any Subsidiary from any Person, except that:

                     (i) the Borrower may pay dividends to Loral or LSCC, so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) after giving effect to any such dividends, the combined aggregate unencumbered cash on hand (including any Cash Equivalents permitted hereunder) at the Borrower is at least equal to the Available Commitments (as defined in the Globalstar Credit Agreement) and (C) the Borrower shall have made loans (evidenced by Intercompany Notes) to Loral or LSCC in an aggregate outstanding principal amount at least equal to $100,000,000 at the time such dividend is paid;

                     (ii) the Borrower may make a distribution in the form of a dividend to Loral of assets released from the Collateral Pool pursuant to Section 2(b)(i) or 2(b)(ii) of the Collateral Agreement;

                     (iii) Subsidiaries of the Borrower may pay dividends to the Borrower; and

                     (iv)   Dividends consisting of Excess Insurance Proceeds.

              6.7 Limitation on Investments and Capital Expenditures. Make, commit to make or maintain any Investment or capital expenditures, except:

                     (i)    loans to Loral or LSCC by the Borrower so long as
              (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) any such loans are evidenced by Intercompany Notes which are pledged to the Collateral Agent pursuant to the Collateral Agreement and (C) after giving effect to any such loans or dividends, the combined aggregate unencumbered cash on hand (including any Cash Equivalents permitted hereunder) at the Borrower is at least equal to the Available Commitments (as defined in the Globalstar Credit Agreement);

                     (ii) the construction or purchase of Replacement Satellites pursuant to subsection 5.12;

                     (iii) investments by the Borrower in its Domestic Subsidiaries created in the ordinary course of business, provided that no such Investment in any Subsidiary shall include the transfer to such Subsidiary of any assets (or associated rights, licenses or agreements) included in the Collateral Pool Value at such time;

                     (iv) Equity Interests in Globalstar received as a result of the conversion of loans outstanding under the Globalstar Credit Agreement into such Equity Interests or Additional Globalstar Loans; and

                     (v) Additional Globalstar Loans made pursuant to subsection 2.9(b).

              6.8 Affiliates. Except as set forth on Schedule 6.8, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate (other than a Wholly Owned Subsidiary) or enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate (including any modification or amendment to any such transaction or contract that, in the reasonable judgment of the Borrower, is no less favorable to the Borrower than such transaction or contract) and any transaction or contract which is upon terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person not an Affiliate, (which shall be determined in the reasonable judgment of the Borrower), provided that this subsection shall not prohibit (a) employee compensation arrangements entered into in the ordinary course of business and approved by the compensation committee (or equivalent body) of the Borrower, (b) payments and other transactions permitted under subsections 5.14, 5.16, 6.6 and 6.7, (c) the Master Lease Agreements, (d) tax sharing agreements, (e) management fees and related costs payable to Loral or its Subsidiaries by the Borrower, (f) any modifications, waivers and amendments of the Globalstar Credit Agreement, (g) satellite construction relating to a Replacement Satellite, (h) Subordinated Debt, (i) the purchase of Equity Interests in the Borrower, and (j) the Agreement, dated as of the date hereof, among Loral, the Borrower and LSCC relating to the Loans outstanding under the Globalstar Credit Agreement.

              6.9 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party, other than the other Loan Documents.

              6.10 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or such date as the Borrower is required to use for U.S. federal income tax purposes or change such Borrower's method of determining fiscal quarters.

              6.11 Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the business in which the Borrower is engaged on the Effective Date.

              6.12 Dividend and Other Payment Restrictions Affecting Subsidiaries. Create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                     (i) pay dividends or make any other distributions on its Equity Interests to the Borrower or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Subsidiaries;

                     (ii) make loans or advances to the Borrower or any of its Subsidiaries; or

                     (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries.

              6.13 Amendments to Certain Documents. Without the consent of the Administrative Agent and the Majority Lenders (such consent not to be unreasonably withheld), amend, modify or waive any provision of any Master Lease Agreement, the Availability Agreement, the TT&C Agreement, or any other agreement entered into pursuant to subsection 5.16.

              6.14 Loss Payee. Name or cause to be named any Person other than the Borrower or the Collateral Agent as loss payee under any insurance policy relating to any Satellite that constitutes Collateral.

              6.15 Changes in Locations. Except upon 15 days' prior written notice to the Administrative Agent and the Collateral Agent and delivery to the Administrative Agent and the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3.16 or 3.17, as applicable, showing any additional location at which Equipment shall be kept, any additional location of any Ground Station and any additional construction site of any Satellite, as the case may be:

                     (i) permit any of the Equipment to be kept at a location other than those listed on Schedule 3.17;

                     (ii) change its jurisdiction of organization or the location of its chief executive office in the United States from that existing on the Effective Date;

                     (iii) permit the existence or use of any Ground Station at a location other than those listed on Schedule 3.17; or

                     (iv) permit the existence or use of a construction site for any Satellite at a location other than 3825 Fabian Way, Palo Alto, California 94303.

              6.16   Optional Payments and Modifications of Subordinated Debt.
(a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Subordinated Debt; or (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of Subordinated Debt (other than such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee).

              6.17 Loral SatCom Ltd. Permit SatCom (which shall be liquidated promptly after giving effect to the transactions consummated on the Effective
Date) to (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents).

                     SECTION 7. EVENTS OF DEFAULT

              Upon the occurrence of any of the following events:

              (a) The Borrower shall fail to pay any principal of any Loans when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loans, or any fee or other amount payable hereunder, within five days after any such amount becomes due in accordance with the terms thereof or hereof; or

              (b) Any representation or warranty made or deemed made by or on behalf of any Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

              (c) Any Loan Party shall default in the observance or performance of any agreement contained in (i) subsection 5.5(b), 5.7(a), 5.10, 5.11, 5.12(b), 5.13, 5.14 or 5.16 or Section 6 or Section 10 of the Loral Guarantee or (ii) subsections 5.9, 5.12(a) and 5.15 and such default shall continue unremedied for a period of five Business Days; or

              (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this any Loan Document, and such default shall continue unremedied for a period of 30 days; or

              (e) The Borrower or any of its Subsidiaries, Loral, Loral SpaceCom or LSCC (so long as an Intercompany Note remains outstanding to LSCC and unpaid) shall (A) default in any payment of principal of or interest on any Indebtedness or in the payment of any Contingent Obligation in respect of Indebtedness, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and
(I) in each case, the aggregate principal amount of all such Indebtedness equals or exceeds $1,000,000 (or, in the case of Loral, Loral SpaceCom or LSCC, $25,000,000) and (II) with respect to a default in the payment of interest by the Borrower, its Subsidiaries, Loral, Loral SpaceCom or LSCC, the effect of such default is to cause, or permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or such Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable; or

              (f) (A) The Borrower or any of its Subsidiaries, Loral or Loral SpaceCom shall commence any case, proceeding or other action (I) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (II) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries, Loral or Loral SpaceCom, as the case may be, shall make a general assignment for the benefit of its creditors; or (B) there shall be commenced against the Borrower or any of its Subsidiaries, Loral or Loral SpaceCom, any case, proceeding or other action of a nature referred to in clause (A) above which (I) results in the entry of an order for relief or any such adjudication or appointment or (II) remains undismissed, undischarged or unbonded for a period of 60 days; or (C) there shall be commenced against the Borrower or any of its Subsidiaries, Loral or Loral SpaceCom any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (D) the Borrower or any of its Subsidiaries, Loral or Loral SpaceCom shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (A), (B), or (C) above; or (E) the Borrower or any of its Subsidiaries, Loral or Loral SpaceCom shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

              (g) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (E) the Borrower or any Commonly

Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

              (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

              (i) any Security Document or Guarantee shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

              (j)    A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken, without prejudice to the rights of any Lender to enforce its claims against the Borrower: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Notwithstanding the foregoing, the rights and remedies provided in this Section 7 are cumulative and shall be in addition to all other rights and remedies available to the Lenders by law or in equity.

                     SECTION 8. THE ADMINISTRATIVE AGENT

              8.1 Appointment. Each Lender hereby irrevocably designates and appoints Bank of America as the Administrative Agent of such Lender under this Agreement and the other Loan Documents and as the Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Bank of America, in such capacities, to take such action on its behalf under the provisions of this Agreement and the other

Loan Documents, and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or the Collateral Agent, as the case may be. All references to the Administrative Agent in this Section 8 (other than subsection 8.1) shall be deemed to include the Collateral Agent.

              8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by any of them with reasonable care.

              8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement and the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or in the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforce ability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of any Loan Party.

              8.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders or the Required Lenders, as the case may be, as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders or the Required Lenders, as the case may be, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

              8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

              8.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of any Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Loan Party, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and/or decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and/or other condition and creditworthiness of each Loan Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness any Loan Party which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement and the other Loan Documents, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. If any such amount with respect to which the Lenders have indemnified the Administrative Agent is recovered from the Borrower, the Administrative Agent shall return the amount so recovered to the Lenders which so indemnified the Administrative Agent, but without interest, unless the Borrower has paid interest. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

              8.8 The Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the other Loan Parties as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

              8.9 Successor Administrative Agent. The Administrative Agent may resign as such upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under paragraph (a) or (f) of Section 7 with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and any references to the Administrative Agent herein or any other Loan Document shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as such, the provisions of this subsection 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Loan Documents.

              8.10 Syndication Agent. Credit Lyonnais New York Branch has been designated as Syndication Agent under this Agreement, but the use of such title does not impose on it any duties or obligations greater than those of any other Lender.

                          SECTION 9. MISCELLANEOUS

              9.1 Amendments and Waivers. None of this Agreement, any Note or any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 9.1. With the written consent of the Majority Lenders, the Administrative Agent, on behalf of the Lenders, and the applicable Loan Party may, from time to time, enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement and the other Loan Documents or changing in any manner the rights of the Lenders or of the applicable Loan Party hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the scheduled maturity of any Loan, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, or reduce the principal amount of any Loan, or increase the amount or extend the expiry date of any Lender's Commitment, in each case without the written consent of each Lender affected thereby, or (b) amend, modify or waive any provision of subsection 2.15 without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, or (c) change the order of application of prepayments in subsection 2.9(e) without the consent of the Majority Facility Lenders in respect of each Facility adversely affected thereby, or (d) amend, modify or waive any provision of this subsection 9.1, or reduce the percentage specified in the definitions of Required Lenders or Majority Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under the Loan Documents, or release amounts in the Eurodollar Cash Collateral Account other than in accordance with subsection 2.9, in each case without the written consent of all the Lenders, or (e) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, or (f) release the Loral Guarantee or all or substantially all of the Collateral, in each case without the written consent of all of the Lenders and Loral, or (g) modify clause (f) of this subsection 9.1 without the written consent of Loral, or (h) amend the definition of "Acceptable Collateral" without the consent of all of the Lenders and the Borrower. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

              9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower                                                 Loral Satellite, Inc.
                                                             c/o Loral SpaceCom Corporation
                                                             600 Third Avenue
                                                             New York, New York 10016
                                                             Attention:  General Counsel
                                                             Attention:  Treasurer
                                                             Attention:  Assistant Treasurer
                                                             Telecopy:  (212) 338-5350
                                                                        (212) 338-5626
                                                                        (212) 867-5248

                                                             with a copy to:  Loral Space & Communications Ltd.
                                                             c/o Loral SpaceCom Corporation
                                                             600 Third Avenue
                                                             New York, New York 10016
                                                             Attention:  General Counsel
                                                             Attention:  Treasurer
                                                             Telecopy:  (212) 338-5350
                                                                        (212) 338-5626
                                                                        (212) 867-5248
The Administrative Agent:                                    For payments:
                                                             Bank of America, National Association
                                                             Agency Administrative Services #5596
                                                             1850 Gateway Boulevard, 5th Floor
                                                             Concord, California  94520
                                                             Attention: Josephine P. Flores
                                                             Assistant Vice President
                                                             Telecopy:(925) 675-8500
                                                             For all other notices (including with respect to
                                                             amendments and waivers):

                                                             Bank of America, National Association
                                                             Agency Management #10831
                                                             1455 Market Street, 12th Floor
                                                             San Francisco, California  94103
                                                             Attention: Dietmar Schiel
                                                             Vice President
                                                             Telecopy:  (415) 436-3425

; provided, that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 2.5, 2.9, 2.10 and 2.11 shall not be effective until received.

              9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

              9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

              9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement or modification to, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Lenders (including, without limitation, the allocated costs of in-house counsel), (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance, syndication and administration of this Agreement, the other Loan Documents and any such other documents and the use or proposed use of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, the Arranger or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Arranger or any such Lender, as the case may be. The agreements in this subsection 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

              9.6    Successors and Assigns; Participations; Purchasing Lenders.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender. The provisions of clause (g) of subsection 9.1 shall inure to the benefit of and be enforceable by Loral.

              (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, the Commitment of such Lender or any other interest of such Lender hereunder; provided, that if the Participant is not an Affiliate of such Lender or another Lender, such Lender shall obtain the prior consent of the Borrower and the Administrative Agent to such sale of participating interests (which consent shall not be unreasonably withheld or delayed); and provided further, that such Lender shall reserve solely unto itself, and shall not grant to any Participant, any part or all of its right to agree to the amendment, modification or waiver of any of the terms of this Agreement, its Note, any other Loan Document or any document related thereto, except to the extent that such amendment, modification or waiver would reduce the principal of, or interest on, the Loans or any fees payable hereunder, in each case to the extent subject to such participation, or postpone the date of the final maturity of, or any date fixed for any payment of interest on, the Loans, in each case to the extent subject to such participation. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower, and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in subsection 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.17, 2.18, 2.19 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

              (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, and (if the Purchasing Lender is not an Affiliate of such Lender, an existing Lender or a Related Fund of any Lender) with the prior consent of the Borrower and the Administrative Agent (which shall not be unreasonably withheld or delayed), at any time sell to one or more bank, financial institutions or other entities ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, that (i) if the Purchasing Lender is not an Affiliate of such Lender, an existing Lender or a Related Fund of any Lender, any sale of Loans shall be in an amount equal to at least

$1,000,000 (pro rated downward ratably in connection with permanent reductions of the aggregate Commitments) and (ii) after giving effect thereto, such Lender shall have Commitments and Loans aggregating at least $1,000,000 (pro rated downward ratably in connection with permanent reductions of the aggregate Commitments) unless all of such Lender's Commitments and Loans are sold. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. If requested by the Purchasing Lender and/or the transferor Lender, on or prior to the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note a new Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, if the transferor Lender has retained a Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby. The Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled". Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required for any assignment which occurs at any time when any of the events described in paragraph (f) of
Section 7 shall have occurred and be continuing.

              (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. Any assignment of a Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Administrative Agent, the Lenders and the Borrower.

              (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Loan Parties and their affiliates which has been delivered to such Lender by or on behalf of any such Loan Party pursuant to this Agreement or the other Loan Documents or which has been delivered to such Lender by or on behalf of any Loan Party in connection with such Lender's credit evaluation of the Borrower and its affiliates prior to becoming a party to this Agreement; provided, that such Transferee or prospective Transferee agrees in writing to be bound by the confidentiality provisions set forth in subsection 9.14 hereof.

              (g) Nothing herein shall prohibit any Lender from pledging or assigning any Loan, either directly or through the principal banking subsidiary of the bank holding company which owns such Lender, to any Federal Reserve Lender in accordance with applicable law.

              9.7 Adjustments; Set-off. (a) If any Lender (a "benefited Lender") shall receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect of its Loans (in each case whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (f) of Section 7, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans or interest thereon, or Loans or interest thereon, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

              (b) In addition to any rights and remedies of the Lenders provided by law, each Lender (and its Affiliates, to the extent permitted by law) shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender (or any such Affiliate) to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the

Administrative Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

              9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

              9.10 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              9.11 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              9.12 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND

UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

              9.13 Integration. This Agreement and Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              9.14 Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement or any other Loan Document which has been identified as such by a Loan Party in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure reasonably required by a bona fide prospective Purchasing Lender or Participant in connection with the contemplated transfer of any Note or participation therein (subject to such prospective Purchasing Lender's or Participant's compliance with subsection 9.6(f) hereof) or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.



                                   LORAL SATELLITE, INC.


                                   By:  /s/ Nicholas C. Moren
                                        ----------------------------------
                                        Name:  Nicholas C. Moren
                                        Title: Senior Vice President
                                               and Treasurer



                                   BANK OF AMERICA, NATIONAL
                                   ASSOCIATION, as a Lender


                                   By:  /s/ Steve Aronowitz
                                        ----------------------------------
                                        Name:  Steve Aronowitz
                                        Title: Managing Director

                                   AMERICAN MONEY MANAGEMENT CORP., as a Lender


                                   By:  /s/ David Meyer
                                        ----------------------------------
                                        Name:  David Meyer
                                        Title: Vice President

                                   CREDIT LYONNAIS NEW YORK
                                   BRANCH, as a Lender


                                   By:  /s/ Patrick McCarthy
                                        ----------------------------------
                                        Name:  Patrick McCarthy

                                   NATIONAL WESTMINSTER BANK PLC,
                                   as a Lender


                                   By:  /s/ Harry Paschalidis
                                        ----------------------------------
                                        Name:  Harry Paschalidis
                                        Title: Assistant Vice President

                                   PACIFICA PARTNERS I, L.P., as a Lender

                                   By:       Imperial Credit Asset Management
                                             As its Investment Manager



                                   By:  /s/ Dean Kawai
                                        ----------------------------------
                                        Name:   Dean Kawai
                                        Title:  Vice President

                                   SOCIETE GENERALE S.A., as a Lender



                                   By:  /s/ Xavier Saudreau
                                        ----------------------------------
                                        Name:   Xavier Saudreau
                                        Title: Vice President

                                   SYNDICATED LOAN FUNDING TRUST, as a Lender

                                   By:  Lehman Commercial Paper Inc.,
                                             Not in its individual capacity
                                             but solely
                                             as Asset Manager


                                   By:  /s/ G. Andrews Keys
                                        ----------------------------------
                                        Name:  G. Andrews Keys

                                   TRANSAMERICA EQUIPMENT FINANCIAL SERVICES
                                   CORPORATION, as a Lender


                                   By:  /s/ Shawn McAlister
                                        ----------------------------------
                                        Name:  Shawn McAlister
                                        Title: V.P. Region Credit Manager